News Release

Tutor Perini Reports Fourth Quarter and Fiscal Year 2015 Results

•	FY2015 revenue of $4.9 billion
•	Backlog remains strong at $7.5 billion
•	FY2015 adjusted diluted EPS of $1.19

SYLMAR, California – (BUSINESS WIRE) – February 29, 2016 – Tutor Perini Corporation (NYSE: TPC), a leading civil and building construction company, today reported results for the fiscal year ended December 31, 2015. Revenue for the year was $4.9 billion compared to $4.5 billion in 2014. The revenue growth in 2015 was driven by significantly increased volume in the Civil and Building segments, with growth of 12% and 20%, respectively, for the segments. Net income for the year was $45.3 million, or $0.91 per diluted share, compared to $107.9 million, or $2.20 per diluted share, in 2014.

As previously announced, net income in 2015 was impacted by pre‑tax charges totaling $45.6 million ($0.53 per diluted share) for various Five Star Electric projects in the Specialty Contractors segment, as well as pre-tax charges totaling $24.3 million ($0.28 per diluted share) for the Tower C concrete project in New York. Also as previously disclosed, in the third quarter of 2015 the Company recorded a non-cash, pre-tax charge of $23.9 million ($0.28 per diluted share) for an adverse appellate court decision related to a long-standing litigation matter for which the Company, as part of an acquisition in 2011, assumed liability as a minority partner in a joint venture for a project that had already been completed. In addition, delays in 2015 on the Alaskan Way Viaduct project in Seattle resulted in a pre-tax impact of $17.6 million ($0.20 per diluted share). Excluding the impact of the above-mentioned litigation-related charge, net income for fiscal year 2015 was $59.0 million, or $1.19 per diluted share. Net income and diluted earnings per share (EPS) excluding the litigation-related charge are non-GAAP measures, which are discussed below and reconciled to the most directly comparable GAAP measures in the financial tables attached hereto.

Backlog as of December 31, 2015 was $7.5 billion, which was comparable to backlog of $7.8 billion at the end of 2014. New awards and adjustments to contracts in process totaled approximately $4.6 billion in 2015. The Company’s new awards continue to be strong in 2016. During the first two months of the year, the Company announced several sizeable new building and civil awards, including a $663 million mass-transit project in New York and a $285 million hospitality and gaming project in California.

Reflecting on the Company’s results, Ronald Tutor, Chairman and Chief Executive Officer, said, “During 2015, we faced a number of challenges that unfortunately prevented us from achieving our original profit expectations and maintaining our trajectory of growth and profitability. We believe that we have properly addressed these challenges, and they are now behind us. As a result, and bolstered by our strong year-end backlog, recent large new awards, significant pending awards and sizeable bidding opportunities, we are confident in our outlook for resumed solid growth and profitability in 2016.”

Outlook and Guidance

Based on the current backlog and market outlook, the Company is confirming its guidance for 2016, with revenue expected to be in the range of $5.1 billion to $5.6 billion and diluted EPS in the range of $1.90 to $2.20. Consistent with the cyclicality of our business, earnings in 2016 are likely to be more heavily weighted towards the second half of the year.

Fourth Quarter Results

Revenue for the fourth quarter was $1.2 billion, consistent with the fourth quarter of last year. Net income for the fourth quarter of 2015 was $8.7 million, or $0.18 per diluted share, compared to $27.7 million, or $0.56 per diluted share, for the comparable prior year quarter. The decrease in net income in the fourth quarter of 2015 was principally due to significant pre-tax charges totaling $31.7 million that were recorded in the Specialty Contractors segment for various Five Star Electric projects in New York.

Fourth Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Monday, February 29, 2016, to discuss the fourth quarter and full year results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. To listen to the webcast, please visit the Company's website at least fifteen minutes prior to the start of the call to register and to download and install any necessary software. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

Non-GAAP Measures

To supplement our consolidated financial statements presented based on accounting principles generally accepted in the United States (“GAAP”), we sometimes use non-GAAP measures of income from construction operations, net income, diluted EPS and other measures that we believe are appropriate to enhance an overall understanding of our historical financial performance and future prospects. We are providing these non-GAAP measures to disclose additional information to facilitate the comparison of past and present operations, as they are among the indicators that management uses as a basis for evaluating the Company’s financial performance, as well as for forecasting future periods. As such, management believes that these non-GAAP measures can be useful in measuring operating performance and should be considered by investors, potential investors and others. These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP, and they should be considered in addition to, and not in lieu of, our GAAP results. The non-GAAP measures that we provide may not be comparable to other similarly titled measures of other companies. A table reconciling reported net income and diluted EPS under GAAP to adjusted net income and diluted EPS for the fiscal year ended December 31, 2015, is attached. The adjustments to GAAP reflect the impact of the litigation-related charge discussed above.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil and building construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large complex projects on time and within budget while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including the planning and scheduling of the manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including excavation, concrete forming and placement, steel erection, electrical and mechanical services, plumbing and HVAC. We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

The statements contained in this Release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. The Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them. There can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the Company’s ability to win new contracts and convert backlog into revenue; the Company's ability to successfully and timely complete construction projects; the outcomes of pending or future litigation, arbitration or other dispute resolution proceedings and the timing of related collections; the potential delay, suspension, termination or reduction in scope of a construction project; the continuing validity of the underlying assumptions and estimates of total forecasted project revenues, costs and profits and project schedules; the availability of borrowed funds on terms acceptable to the Company; the ability to retain certain members of management; the ability to obtain surety bonds to secure its performance under certain construction contracts; possible labor disputes or work stoppages within the construction industry; changes in federal and state appropriations for infrastructure projects and the impact of changing economic conditions on federal, state and local funding for infrastructure projects; possible changes or developments in international or domestic political, social, economic, business, industry, market and regulatory conditions or circumstances; actions taken or not taken by third parties, including the Company’s customers, suppliers, business partners, and competitors and legislative, regulatory, judicial and other governmental authorities and officials; the impact of inclement weather conditions on projects; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on February 29, 2016. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Revenue	$1,200,830	$1,201,877	$4,920,472	$4,492,309
Cost of operations	(1,134,157)	(1,072,154)	(4,564,219)	(3,986,867)
Gross profit	66,673	129,723	356,253	505,442
General and administrative expenses	(51,199)	(65,327)	(250,840)	(263,752)
INCOME FROM CONSTRUCTION OPERATIONS	15,474	64,396	105,413	241,690
Other income (expense), net	7,192	1,252	12,453	(9,536)
Interest expense	(10,979)	(11,731)	(44,027)	(44,716)
Income before income taxes	11,687	53,917	73,839	187,438
Provision for income taxes	(2,975)	(26,195)	(28,547)	(79,502)
NET INCOME	$8,712	$27,722	$45,292	$107,936

BASIC EARNINGS PER COMMON SHARE	$0.18	$0.57	$0.92	$2.22
DILUTED EARNINGS PER COMMON SHARE	$0.18	$0.56	$0.91	$2.20

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	49,073	48,671	48,981	48,562
DILUTED	49,512	49,394	49,666	49,114

Tutor Perini Corporation
Reconciliation of Non-GAAP Measures
(in thousands, except for per share data)

Twelve Months Ended
December 31, 2015
Net income, as reported	$45,292
Litigation-related charge (a)	13,757
Adjusted net income	$59,049

Diluted earnings per common share, as reported	$0.91
Litigation-related charge (a)	0.28
Adjusted diluted earnings per common share	$1.19

	Reportable Segments
			Specialty			Consolidated
	Civil	Building	Contractors	Totals	Corporate	Total
Twelve Months Ended December 31, 2015
Income from construction operations, as reported	$145,213	$(1,240)	$15,682	$159,655	$(54,242)	$105,413
Litigation-related charge (a)	23,860	—	—	23,860	—	23,860
Adjusted income from construction operations	$169,073	$(1,240)	$15,682	$183,515	$(54,242)	$129,273

(a)

The Company recorded a non-cash, pre-tax charge of $23.9 million ($13.8 million after tax) for an adverse appellate court decision related to a long-standing litigation matter for which the Company, as part of an acquisition in 2011, assumed liability as a minority partner in a joint venture for a project that had already been completed.

Tutor Perini Corporation
Segment Information
(in thousands)

	Reportable Segments
			Specialty				Consolidated
	Civil	Building	Contractors	Totals	Corporate		Total
Three Months Ended December 31, 2015
Total revenue	$434,640	$505,924	$282,849	$1,223,413	$—		$1,223,413
Elimination of intersegment revenue	6,163	(28,746)	—	(22,583)	—		(22,583)
Revenue from external customers	$440,803	$477,178	$282,849	$1,200,830	$—		$1,200,830
Income from construction operations	$25,107	$6,867	$(13,326)	$18,648	$(3,174)	(a)	$15,474

Three Months Ended December 31, 2014
Total revenue	$459,811	$436,359	$331,292	$1,227,462	$—		$1,227,462
Elimination of intersegment revenue	(11,032)	(14,553)	—	(25,585)	—		(25,585)
Revenue from external customers	$448,779	$421,806	$331,292	$1,201,877	$—		$1,201,877
Income from construction operations	$64,523	$(3,959)	$19,672	$80,236	$(15,840)	(a)	$64,396

	Reportable Segments
			Specialty				Consolidated
	Civil	Building	Contractors	Totals	Corporate		Total
Twelve Months Ended December 31, 2015
Total revenue	$2,005,193	$1,900,492	$1,228,030	$5,133,715	$—		$5,133,715
Elimination of intersegment revenue	(115,286)	(97,957)	—	(213,243)	—		(213,243)
Revenue from external customers	$1,889,907	$1,802,535	$1,228,030	$4,920,472	$—		$4,920,472
Income from construction operations	$145,213	$(1,240)	$15,682	$159,655	$(54,242)	(a)	$105,413

Twelve Months Ended December 31, 2014
Total revenue	$1,730,468	$1,558,431	$1,301,328	$4,590,227	$—		$4,590,227
Elimination of intersegment revenue	(43,324)	(54,594)	—	(97,918)	—		(97,918)
Revenue from external customers	$1,687,144	$1,503,837	$1,301,328	$4,492,309	$—		$4,492,309
Income from construction operations	$220,554	24,697	50,998	296,249	(54,559)	(a)	241,690

(a) Consists primarily of corporate general and administrative expenses.

Tutor Perini Corporation
Consolidated Balance Sheets
(in thousands, except par value)

	December 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$75,452	$135,583
Restricted cash	45,853	44,370
Accounts receivable, including retainage	1,473,615	1,479,504
Costs and estimated earnings in excess of billings	905,175	726,402
Deferred income taxes	26,306	17,962
Other current assets	108,844	68,735
Total current assets	2,635,245	2,472,556
Property and equipment, net	523,525	527,602
Goodwill	585,006	585,006
Intangible assets, net	96,540	100,254
Other	202,125	87,897
Total assets	$4,042,441	$3,773,315

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$88,917	$81,292
Accounts payable, including retainage	937,464	798,174
Billings in excess of costs and estimated earnings	288,311	319,296
Accrued expenses and other current liabilities	159,016	159,814
Total current liabilities	1,473,708	1,358,576
Long-term debt, less current maturities	734,531	784,067
Deferred income taxes	273,310	150,371
Other long-term liabilities	140,665	114,796
Total liabilities	2,622,214	2,407,810
CONTINGENCIES AND COMMITMENTS
STOCKHOLDERS’ EQUITY:
Preferred stock– authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock - authorized 75,000,000 shares ($1 par value), issued and outstanding - 49,072,710 shares and 48,671,492 shares	49,073	48,671
Additional paid-in capital	1,035,516	1,025,941
Retained earnings	377,803	332,511
Accumulated other comprehensive loss	(42,165)	(41,618)
Total stockholders' equity	1,420,227	1,365,505
Total liabilities and stockholders' equity	$4,042,441	$3,773,315

Tutor Perini Corporation
Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended
	December 31,
	2015	2014
Cash flows from operating activities:
Net income	$45,292	$107,936
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	43,729	55,972
Share-based compensation expense	9,477	18,615
Excess income tax benefit from share-based compensation	(186)	(787)
Deferred income taxes	22,214	21,460
Loss on sale of investments	—	1,786
(Gain) loss on sale of property and equipment	(2,909)	801
Other long-term liabilities	28,912	3,074
Other non-cash items	(3,680)	3,273
Changes in other components of working capital	(128,777)	(268,808)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	14,072	(56,678)

Cash flows from investing activities:
Acquisition of property and equipment excluding financed purchases	(35,912)	(75,013)
Proceeds from sale of property and equipment	4,980	5,335
Proceeds from sale of available-for-sale securities	—	44,497
Change in restricted cash	(1,483)	(1,776)
NET CASH USED IN INVESTING ACTIVITIES	(32,415)	(26,957)

Cash flows from financing activities:
Proceeds from debt	1,013,205	1,156,739
Repayment of debt	(1,054,371)	(1,026,349)
Business acquisition-related payments	—	(26,430)
Excess income tax benefit from share-based compensation	186	787
Issuance of common stock and effect of cashless exercise	(808)	(1,771)
Debt issuance costs	—	(3,681)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(41,788)	99,295

Net (decrease) increase in cash and cash equivalents	(60,131)	15,660
Cash and cash equivalents at beginning of year	135,583	119,923
Cash and cash equivalents at end of year	$75,452	$135,583

Supplemental disclosure of cash paid for:
Interest	$45,055	$45,236
Income taxes	$35,299	$75,494
Supplemental disclosure of non-cash transactions:
Property and equipment acquired through financing arrangements not included in financing activities	$—	$816

Tutor Perini Corporation
Backlog Information
(in millions)

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Three Months Ended	Three Months Ended	Backlog at
	September 30, 2015	December 31, 2015 (a)	December 31, 2015	December 31, 2015

Civil	$2,810.6	$373.9	$(440.8)	$2,743.7
Building	2,680.4	577.2	(477.2)	2,780.4
Specialty Contractors	2,048.0	175.8	(282.8)	1,941.0
Total	$7,539.0	$1,126.9	$(1,200.8)	$7,465.1

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Twelve Months Ended	Twelve Months Ended	Backlog at
	December 31, 2014	December 31, 2015 (a)	December 31, 2015	December 31, 2015

Civil	$3,563.2	$1,070.4	$(1,889.9)	$2,743.7
Building	2,187.8	2,395.1	(1,802.5)	2,780.4
Specialty Contractors	2,080.7	1,088.4	(1,228.1)	1,941.0
Total	$7,831.7	$4,553.9	$(4,920.5)	$7,465.1

(a) New business awarded consists of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.